Exhibit 10.01

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 12th day of September 2017, by and between Inspyr Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders which are signatories on the signature page hereto (the “Holder(s)”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, by and among the Company and the purchasers signatory thereto, dated as of December 23, 2015 (the “2015 Purchase Agreement”), the Company issued to the Holders shares of the Company’s Series A 0% Convertible Preferred Stock (the “Series A Preferred Stock”) convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), of which an aggregate of 1,614.8125 are being exchanged hereunder;

WHEREAS, pursuant to that certain Securities Purchase Agreement, by and among the Company and the purchasers signatory thereto, dated as of December 9, 2016 (the “2016 Purchase Agreement”), the Company issued to certain Holders shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) convertible into Common Stock, of which an aggregate of 890 are being exchanged hereunder; The Series B Preferred Stock and the Series A Preferred Stock are collectively referred to as the “Preferred Stock”.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company and certain Holders have agreed to exchange an aggregate of 2,504.8125 shares of Preferred Stock with an aggregated stated value of $2,504,812.50 for up to an aggregate of $2,504,812.50 in principal amount of Debentures (as defined below); and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Definitions. In addition to the terms defined elsewhere in this Agreement, all other capitalized terms not otherwise defined herein shall have such meaning as set forth in the 2016 Purchase Agreement.

2.         Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Company agrees to issue to the Holders up to $2,504,812.50 in principal amount of the Company’s Senior Convertible Debentures due, subject to the terms therein, one (1) year from their date of issuance, in the form of Exhibit A attached hereto (the “Debentures”) in exchange for the Preferred Stock held by the Holders as of the date hereof and as set forth in the Holders’ signature pages attached hereto. Subject to the conditions set forth below, the Exchange shall take place at the offices of Ellenoff Grossman & Schole LLP (“EGS”), on the third Trading Day (as defined below) after the date hereof, or at such other time and place as the Company and the Holders mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 2, the “Exchange”):

2.1          On the Closing Date, in exchange for the Series A Preferred Stock, the Company shall deliver to the Holders Debentures with an aggregate principal amount equal to $1,614,812.50 and to each Holder a Debenture with a principal amount as set forth on such Holder’s signature page hereto. Upon receipt of such Debentures in accordance with this Section 2.1, all of the Holders’ rights under the Series A Preferred Stock shall be extinguished. The Holders shall tender to the Company their certificates representing their Series A Preferred Stock within three Trading Days (as defined below) of the Closing Date.

2.2          On the Closing Date, in exchange for the Series B Preferred Stock, the Company shall deliver to the Holders Debenture with an aggregate principal amount equal to $890,000 and to each Holder a Debenture with a principal amount as set forth on such Holder’s signature page hereto. Upon receipt of such Debenture in accordance with this Section 2.2, all of the Holder’s rights under the Series B Preferred Stock shall be extinguished. The Holders shall tender to the Company their certificates representing their Series B Preferred Stock within three Trading Days (as defined below) of the Closing Date.

2.3          The Company and the Holders shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.4          The Company covenants that, if a Holder delivers a Notice of Conversion (as defined in the Debentures) to convert any Debentures between the date hereof and the Closing Date, the Company shall deliver the Conversion Shares to the Holder on the Closing Date in connection with such Notice of Conversion.

3.         Closing Conditions.

3.1        Conditions to Holder’s Obligations. The obligation of the Holders to consummate the Exchange is subject to the fulfillment, to the Holders’ reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)          No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)          Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holders, and the Holders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(d)          Listing of Conversion Shares. The Company shall have secured the listing or designation for quotation (as applicable) of all of the shares of Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”), upon the Trading Market.

(e)          Opinion. An opinion of Company counsel in form and substance reasonably satisfactory to the Holders.

3.2        Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)          No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)          Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.        Representations and Warranties of the Company. Except as contained, disclosed or modified in the attached disclosure schedules, the Company hereby represents and warrants the Holders that:

4.1        Organization and Qualification. Except as set forth on Schedule 4.1, the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

4.2          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including but not limited to the Exchange. The execution and delivery of this Agreement and the Debentures by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the Debentures has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

4.3          No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the debentures and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect

4.4          Valid Issuance of the Securities. The Debentures and Conversion Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and the Debenture (collectively, the “Transaction Documents”). The Conversion Shares, when issued in accordance with the terms of the Debentures, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to 200% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Debentures, upon conversion in full of all Debentures, ignoring any conversion limits set forth therein, and assuming a Conversion Price (as defined in the Debentures) that is equal to the applicable Conversion Price on the most recent Conversion Date.

4.5          Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

4.6          Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7          Acknowledgment Regarding Holder’s Exchange of Securities. The Company acknowledges and agrees that the Holders are acting solely in the capacity of arm’s length Holders with respect to this Agreement and the transactions contemplated hereby and that the Holders are not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that the Holders are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holders or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Holders’ acceptance of the Debentures. The Company further represents to the Holders that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

4.8          Absence of Litigation. Except as set forth on Schedule 4.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

4.9          No Group. The Company acknowledges that, to the Company’s knowledge, the Holders are acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

4.10        Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holders or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holders will rely on the foregoing representations in effecting transactions herein.

4.11        SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

4.12        Bring-Down of Representations and Warranties. All representations and warranties made by the Company to the Holders in any prior agreements pursuant to which the Preferred Stock were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects)

4.13        No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

5.         Representations and Warranties of the Holder. The Holders, each severally and not jointly, hereby represent, warrant and covenant that:

5.1          Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2          Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Holder. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder understands that its investment in the Debentures involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debentures. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Debentures and the transactions contemplated by this Agreement and the Debentures.

5.3          No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

5.4          Validity; Enforcement; No Conflicts. This Agreement to which the Holder is a party has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Holder of this Agreement to which the Holder is a party and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Holder, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.5          Ownership of the Preferred Stock. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the such series of Preferred Stock set forth on the signature page hereto free and clear of all rights and Liens (as defined below). The Holder has full power and authority to transfer and dispose of the Preferred Stock to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Preferred Stock or any shares of Common Stock issuable upon conversion of the Preferred Stock.

5.6          Offer Exempt from Registration. The Holder acknowledges that the offer, sale, issuance and delivery of the Shares to the Holder is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof and the Holder understands that the Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

5.7          No Commission Paid. Neither the Holder nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

6.        Additional Covenants.

6.1          Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, file a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto, with the Commission. From and after the issuance of the 8-K Filing, the Holders shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holders with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of each Holder. The Company shall not disclose the name of any Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holders or any of their affiliates, on the other hand, shall terminate.

6.2          Listing. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the Conversion Shares upon the Trading Market on which the Common Stock is currently listed or designated while the Debentures are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.2.

6.3          Public Information. At any time after the date hereof and ending at such time that all of the Debentures and Conversion Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to each Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the initial aggregate principal amount of such Holder’s Debentures on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holders to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Holders shall be entitled pursuant to this Section 6.3 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s rights to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.4          Characteristics. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Debentures issued in exchange for the Preferred Stock take on the characteristics of such Preferred Stock and the Company agrees not to take a position to the contrary.

6.5          Tacking. Subject to the truth and accuracy of the Holder’s representations set forth in Section 5 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Debentures issued in exchange for the Series A Preferred Stock and the Series B Preferred Stock will tack back to the original issue date of Series A Preferred Stock and the Series B Preferred Stock, respectively, pursuant to Rule 144 and the Company agrees not to take a position to the contrary. On the Closing Date, the Company shall cause a legal opinion of outside counsel opining to the immediate availability of Rule 144 for the resale of the Conversion Shares to be delivered to the Company’s transfer agent and such opinion shall be updated from time to time upon request of the transfer agent or the Holder.

6.6          Variable Rate Transactions. From the date hereof until the 12 month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.

6.7          Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.8          Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.        Miscellaneous.

7.1          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Attention: Christopher Lowe

Telephone: (818) 661-6302

E-mail: clowe@inspyrtx.com

With a copy to: Silvestre Law Group, P.C.

Attention: Raul Silvestre

Telephone: (818) 597-7552

Email: rsilvestre@silvestrelaw.com

If to a Holder, to its address, email address set forth on its signature page hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5          Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

7.6          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of 50.1% or greater of the initial aggregate principal amount of the Debentures hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holders and the Company, provided that no such amendment shall be binding on a Holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

7.7          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8          Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.9          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10        Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12        Survival. The representations, warranties and covenants of the Company and the Holders contained herein shall survive the Closing and delivery of the Securities.

7.13        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

INSPYR THERAPEUTICS, INC.

By:
Name:
Title:

[HOLDER SIGNATURE PAGES TO NSPX EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

HOLDER

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Holder:

Address for Delivery of Debentures to Holder (if not same as address for notice):

Shares of Series A Preferred Stock Surrendered: _______________________

Stated Value of Series A Preferred Stock Surrendered: $ _______________________

Principal Amount of Debentures to be Received for Series A Preferred Stock: $ _______________________

Shares of Series B Preferred Stock Surrendered: _______________________

Stated Value of Series B Preferred Stock Surrendered: $ _______________________

Principal Amount of Debentures to be Received for Series B Preferred Stock: $ _______________________

[SIGNATURE PAGES CONTINUE]